United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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                     CPAC, Inc
(Name of Registrant as Specified In Its Charter)

Thomas J. Weldgen, Chief Financial Officer
(Name of Person(s) Filing Proxy Statement)

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CPAC, Inc.

2364 Leicester Road

Leicester, New York 14481

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 13, 2003

On Wednesday, August 13, 2003, CPAC, Inc. will hold its annual meeting of shareholders at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510. The meeting will begin at 11:00 A.M. local time.

Only shareholders of record at the close of business on June 20, 2003 can vote at this meeting or any adjournment that may take place. At the meeting, we will:
-	elect directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

-	ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers, LLP as independent auditors of the company for its fiscal year ending March 31, 2004;

-

ratify a bylaw amendment to require that there be at least three standing committees of the Board - an Audit, Compensation, and a Nominating and Governance Committee and to set forth the duties of each;

-	approve the grant of an option to a new director, Stephen J. Carl, to purchase 15,000 shares of CPAC's $.01 par value common stock;

-	transact any other business properly brought before the meeting or any adjournment that may take place.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the proposals outlined in the Proxy Statement.

We cordially invite all shareholders to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, please mark, date, sign and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your Proxy Card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Following the business portion of the meeting, we will also report on our business results and other matters of interest to shareholders.
By order of the Board of Directors

DATED: July 11, 2003	Robert Oppenheimer, Secretary

CPAC, Inc.

2364 Leicester Road

Leicester, New York 14481

PROXY STATEMENT

Date of Proxy Statement: June 20, 2003

Date of Mailing: July 11, 2003

Annual Meeting of Shareholders: August 13, 2003

Our Board of Directors is soliciting proxies for the 2003 annual meeting of shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set June 20, 2003 as the record date for the annual meeting. Shareholders of record who owned our common stock on that date are entitled to vote at and attend the annual meeting, with each share entitled to one vote. 4,945,212 shares of our $.01 par value common stock were outstanding on the record date.

Voting materials, which include this Proxy Statement, a Proxy Card and the 2003 Annual Report, will be mailed to shareholders on or about July 11, 2003.

We have summarized below important information with respect to the annual meeting.

Time and Place of the Annual Meeting

The annual meeting is being held on Wednesday, August 13, 2003 at 11:00 A.M. local time at the Genesee River Hotel-Restaurant and Reception Center, 134 North Main Street (Route 36), Mount Morris, New York 14510. All shareholders who own shares of our $.01 par value common stock as of June 20, 2003, the record date, may attend and vote at the annual meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and Proxy Card from us because you own shares of our common stock on June 20, 2003, the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the Proxy Card, you appoint each of Thomas N. Hendrickson and Robert Oppenheimer as your representatives at the meeting. Thomas N. Hendrickson and Robert Oppenheimer will vote your shares as you have instructed them on the Proxy Card at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your Proxy Card in advance of the meeting just in case your plans change.

Proposals to be Voted on at This Year's Annual Meeting

You are being asked to vote on:

-	the election of directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;
-	the ratification of the Audit Committee's appointment of PricewaterhouseCoopers, LLP as independent auditors for the fiscal year ending March 31, 2004;
-

the ratification of a bylaw amendment to require that there be at least three standing committees of the Board - an Audit, a Compensation, and a Nominating and Governance Committee and to set forth the duties of each;

-	the approval of the grant of an option to a new director, Stephen J. Carl, to purchase 15,000 shares of CPAC's $.01 par value common stock.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

To vote by mail, please sign your Proxy Card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the Proxy Card, your shares will be voted as you instruct.

You may vote in person at the annual meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a Proxy Card from your stockbroker in order to vote at the meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in "street name" and you wish to attend the annual meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the annual meeting.

You may change your mind after you have returned your Proxy Card.

If you change your mind after you return your Proxy Card, you may revoke your proxy at any time before the polls close at the annual meeting. You may do this by:

-	signing another Proxy Card with a later date; or

-	voting in person at the annual meeting; or

-	giving notice of revocation to us by writing CPAC, Inc., P.O. Box 175, Leicester, New York 14481, Attention: Thomas J. Weldgen, Vice President, Finance.

Multiple Proxy Cards

If you receive more than one Proxy Card, it means that you hold shares in more than one account. Please sign and return all Proxy Cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the annual meeting if the shareholder either:

-	is present and votes in person at the meeting, or

-	has properly submitted a Proxy Card.

33 1/3% of our outstanding shares as of the record date must be present at the annual meeting (either in person or by proxy) in order to hold the annual meeting and conduct business. This is called a "quorum".

Consequences of Not Returning Your Proxy Card; Broker Non-Votes

If your shares are held in your name, you must either return your Proxy Card or attend the annual meeting in person in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy yourself, your brokerage firm may either:

-	vote your shares on routine matters, or

-	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as the ratification of bylaw amendments). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a Proxy Card for uninstructed shares that vote FOR routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote".

Broker non-votes will be counted for the purpose determining the presence or absence of a quorum but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum but are not counted as votes cast for purposes of determining the approval of any matters submitted to the shareholders for a vote.

Required Vote

Assuming a quorum is present at the annual meeting, the election of each nominee to be a director of the company will require a plurality of shares present in person or represented by proxy. The ratification of the independent auditors and the ratification of the bylaw amendment will require the affirmative vote of a majority of shares present in person or represented by proxy. The approval of Mr. Carl's option will require the affirmative vote of a majority of shares present in person or represented by proxy.

Vote Solicitation

The Board of Directors of CPAC, Inc. is soliciting your proxy to vote your shares at the annual meeting. In addition to this solicitation by mail, our directors, officers and any other employees of the company may contact you by telephone, internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or in person at the annual meeting will be tabulated by Board appointed inspectors of election. The inspectors of election will also determine whether there is a quorum at the annual meeting.

The shares represented by Proxy Cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting. If the Proxy Card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

With respect to the election of directors, ANY VALID PROXY RECEIVED WHICH IS EXECUTED BY THE SHAREHOLDER IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ALL NOMINEES OR ANY INDIVIDUAL NOMINEE SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES.

Where specified choices ( including abstentions) with respect to any given proposal are not indicated, THE SHARES REPRESENTED BY ALL VALID PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THAT PROPOSAL.

We believe that the procedures to be used by the inspectors of election to count the votes are consistent with New York law and our Bylaws concerning the determination of a quorum and the voting of shares.

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004, which we will file with the Securities and Exchange Commission. You can get a copy by writing CPAC, Inc., P.O. Box 175, Leicester, New York 14481, Attention: Thomas J. Weldgen, Vice President, Finance or the Securities and Exchange Commission at (800) 732-0330 for the location of the nearest public reference room, or through the Edgar System at www.sec.gov.

Other Business

We do not know of any business to be considered at the 2003 annual meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented at the annual meeting, your signed Proxy Card gives authority to Thomas N. Hendrickson and Robert Oppenheimer to vote on such matters at their discretion.

Proposals for 2004 Annual Meeting

Shareholders may present matters for consideration at our next annual meeting either by having the matter included in the company's own Proxy Statement and listed on its Proxy Card or by conducting his or her own proxy solicitation.

To have your proposal included in our Proxy Statement and listed on our Proxy Card for the 2004 annual meeting, you must submit your proposal to the company before February 22, 2004 in writing to CPAC, Inc., P.O. Box 175, Leicester, New York 14481, Attention: Thomas J. Weldgen, Vice President, Finance. You may submit a proposal only if you have continuously owned at least $2,000 worth or 1% in market value of the company's common stock for at least 1 year before you submit your proposal to the company, and you must continue to hold this level of security ownership in our company through the annual meeting of shareholders to be held in 2004.

If you decide to conduct you own proxy solicitation, you must provide the company with written notice of your intent to present your proposal at the 2004 annual meeting, and the written notice must be received by the company before May 28, 2004. If you submit a proposal for the 2004 annual meeting after May 28, 2004, management may or may not in its sole discretion, present the proposal at the annual meeting, and the proxies for the 2004 annual meeting will confer discretion on management proxy holders to vote against your proposal.

Annual Report on Form 10-K

A copy of the annual report filed with Securities and Exchange Commission on Form 10-K may be obtained without charge by writing to CPAC, Inc., P.O. Box 175, Leicester, New York 14481, Attention: Thomas J. Weldgen, Vice President, Finance.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has recommended the following director nominees to be elected by the shareholders to serve until the next annual meeting of shareholders and until the directors' successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy Card is marked to the contrary, proxies received will be voted FOR the election of the five nominees named below. Messrs. Hendrickson, Weldgen, Oppenheimer, Carl and Dr. Zimmerman are currently directors of the company, with Messrs. Hendrickson, Weldgen, Oppenheimer and Dr. Zimmerman having been elected at the annual meeting of shareholders in 2002. Mr. Carl was elected a director in accordance with applicable Bylaw provisions at a regularly scheduled meeting of the Board held on April 16, 2003. While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other persons as directors.

The names of the nominees, their ages as of June 20, 2003, and certain other information about them are set forth below.

	Principal		Served As
Nominee	Occupation	Age	Director Since

Thomas N. Hendrickson	President and Chief	61	1969
(1)	Executive Officer,
	CPAC, Inc.

Thomas J. Weldgen	Vice President, Finance,	51	1998
(2)	Chief Financial Officer
	CPAC, Inc.

Robert Oppenheimer	Attorney & Partner	74	1969
(3)	Chamberlain D'Amanda
	Oppenheimer & Greenfield

Jerold L. Zimmerman	Ronald L. Bittner Professor of	56	2000
(4)	Business Administration
	William E. Simon Graduate School of Business Administration
	University of Rochester

Stephen J. Carl (5)	Chief Operating Officer Clover Capital Management	36	2003

(1)

Mr. Hendrickson is Chairman of the Board and Treasurer of the company. He is also Chairman of the Board and Chief Executive Officer of Profit Recovery Systems, Inc., Trebla Chemical Company, Allied Diagnostic Imaging Resources, Inc., CPAC Europe N.V. and The Fuller Brush Company, Inc. He is Chairman of the Board, President and Managing Director of CPAC Italia S.r.1. and CPAC Asia Limited. He is President and Managing Director of CPAC Africa (Pty) LTD.

(2)

Mr. Weldgen joined the company as Chief Financial Officer on March 2, 1992 and was appointed Vice President, Finance on April 5, 1998. Mr. Weldgen is a director of CPAC Europe N.V., CPAC Italia S.r.l., CPAC Africa (Pty) LTD and CPAC Asia Limited. Prior to joining CPAC, Inc., Mr. Weldgen was a partner in the accounting firm Coopers & Lybrand, now PricewaterhouseCoopers LLP.

(3)

Mr. Oppenheimer is Secretary to the company and is a partner in the law firm of Chamberlain D'Amanda Oppenheimer & Greenfield, which firm serves as general counsel to the company. Mr. Oppenheimer is also a director and Secretary of Trebla Chemical Company and The Fuller Brush Company, Inc. He is Secretary of Profit Recovery Systems, Inc., Allied Diagnostic Imaging Resources, Inc., CPAC Europe N.V., CPAC Italia S.r.l., CPAC Africa (Pty) LTD and CPAC Asia Limited. Mr. Oppenheimer receives no compensation as director or as Secretary of the company or its subsidiaries. For the fiscal year ended March 31, 2003, Mr. Oppenheimer's firm was paid $192,355 by the company in legal fees for legal services rendered to the company.

(4)

Dr. Zimmerman is the Ronald L. Bittner Professor of Business Administration at the William E. Simon Graduate School of Business Administration at the University of Rochester, where he has taught finance, accounting, and economics since 1974. He has published numerous books and papers during his career, and was a founding editor of the Journal of Accounting and Economics. Dr. Zimmerman's most current research is in the areas of capital markets, compensation programs, and organizational architecture. He has been recognized by national and local organizations for his achievements in education and research. Dr. Zimmerman has a Ph.D. in Business Administration from the University of California (Berkeley) and a B.S. in Finance from the University of Colorado. He has served as a visiting professor at Hong Kong University and the Chinese University of Hong Kong. Dr. Zimmerman has also consulted for various companies (including Kodak, DuPont and CPAC) and serves as an expert witness in court cases. He is a member of the American Accounting Association where he has held various committee positions, and served as a Distinguished Faculty Member in the American Accounting Association Doctoral Consortium.

(5)

Mr. Carl is the Chief Operating Officer of Clover Capital Management, Inc, a SEC-registered investment adviser based in Rochester, New York with over $1.7 Billion in assets under management. Mr. Carl practiced law in the Commercial Banking, Finance and Commercial Litigation areas while at Woods, Oviatt, Gilman, Sturman & Clarke law firm starting in 1992. He was also Corporate Counsel to a family of privately owned companies, which included two SEC-registered investment advisers, a trust company and a mutual fund company, before joining Clover Capital as its Chief Operating Officer. Mr. Carl also serves on the Board of Directors of several privately owned companies in Upstate New York.

Seldon T. James, Jr. has chosen for personal reasons, not to stand for re-election as a Director of CPAC, Inc. He has served the Company and its Shareholders for 31 years as a Director. The Company, its Officers, and Directors wish to express their sincere gratitude and deep appreciation for the quality and length of this service.

CORPORATE GOVERNANCE

Role of the Board of Directors

All corporate authority resides in the Board of Directors as the representative of the shareholders. The Board has delegated authority to management in order to implement CPAC's mission of maximizing long-term shareholder value, while adhering to the laws of the jurisdictions where we operate and at all times observing the highest ethical standards.

Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The Board retains responsibility to recommend candidates to the shareholders for election to the Board of Directors. The Board retains responsibility for selection and evaluation of the chief executive officer, determination of senior management compensation, approval of the annual budget, assurance of adequate systems, procedures and controls, as well as assisting in the preparation and approval of strategic plans. Additionally, the Board provides advice and counsel to senior management.

All major decisions are considered by the Board as a whole, however, the Board has chosen to exercise certain of its responsibilities through committees of the Board. The Board has had an Audit Committee and a Compensation Committee for a number of years. At its meeting held on April 16, 2003, the Board voted, subject to shareholder ratification, to amend the company's bylaws to require that there be at least three standing committees of the Board - the Audit, the Compensation and a newly created Nominating and Governance Committee, each composed solely of independent directors. See Proposal 3.

Operation of the Board and its Committees

The Board of Directors of the company met 9 times during the fiscal year from April 1, 2002 through March 31, 2003. For the 2003 fiscal year, each incumbent director attended, either in person or by telephonic conferences permitted by the company's Bylaws, 100% of the total number of meetings held during the period for which he was a director and 100% of the total number of meetings of the committees of the Board on which he served during the period for which he was a member of such committee(s). In accordance with proposed corporate governance rules submitted to the Securities and Exchange Commission by the National Association of Securities Dealers, Inc. for NASDAQ listed companies on March 17, 2003 ("Proposed Rules"), the company's independent directors (as defined in Proposed Rule 4200(a)(15)) anticipate having regularly scheduled meetings at which only independent directors are present ("executive sessions") in order to enhance communication among our independent directors.

The Audit Committee

The Audit Committee of the Board of Directors met four times in fiscal year 2003.

The company's Board of Directors adopted an Audit Committee charter delineating the composition and the responsibilities of the Audit Committee which became effective on June 1, 2000. The charter was revised by the Board on February 10, 2003 to further delineate the Committee's responsibilities and authority in accordance with provisions of the Sarbanes-Oxley Act of 2002.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to monitoring the quality, reliability and integrity of the company's external financial reporting process, the adequacy of the company's internal controls particularly with respect to the company's compliance with legal and regulatory requirements and corporate policy, and the independence and performance of the company's registered public accounting firm who is ultimately accountable and must report directly to the Audit Committee. More specifically, the Audit Committee is directly responsible for:

-

the appointment, compensation, retention and oversight of the work of the registered public accounting firm engaged (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services;

-	the pre-approval of all auditing and legally permissible non-auditing services to be performed by the company's registered public accounting firm;
-	the disclosure by the company of all pre-approved non-audit services in periodic reports filed by the company with the Securities and Exchange Commission;
-

the disclosure by the company of the number and name(s) of each Audit Committee member who is an "audit committee financial expert" as defined by the Charter in accordance with rules promulgated by the Securities and Exchange Commission;

-	the establishment of internal procedures for complaints concerning the company's accounting, internal accounting controls or auditing matters; and
-	the engagement of independent counsel and advisors as it determines necessary to carry out its duties and the funding therefore.

During fiscal year 2003, the Audit Committee was composed of three directors, namely Jerold L. Zimmerman, Seldon T. James, Jr., and Robert Oppenheimer. As an officer of the company, Mr. Oppenheimer was not an "independent" director as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards. He served under an exception to the Rule which permitted the Board to appoint up to one non-independent director to the Committee due to Mr. Oppenheimer's legal and financial experience as well as his knowledge and understanding of the company and its operations.

Dr. Jerold L. Zimmerman is the "Audit Committee's financial expert" as defined by the Audit Committee's Charter in accordance with rules promulgated by the Securities and Exchange Commission.

The Nominating and Governance Committee

The Nominating and Governance Committee was created as a standing committee of the Board on April 16, 2003. The Committee is composed of three directors, namely Jerold L. Zimmerman, Seldon T. James, Jr., and Stephen J. Carl, each of whom is "independent" as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards.

The Nominating and Governance Committee nominates the slate of director nominees to be proposed by the Board of Directors to the shareholders for election and advises and makes recommendations to the Board of Directors with respect to nominations to fill vacancies on the Board of Directors, charters for and appointments to committees of the Board of Directors, and proposes the individuals to act as chairmen of each of the Board's committees. The Committee also has the responsibility to ensure that the Board of Directors has adopted all appropriate governance principles that best serve the practices and objectives of the company's Board of Directors and the interest of the shareholders.

The Committee will consider director nominees recommended by shareholders although no specific procedures have been established as yet.

The Compensation Committee

The Compensation Committee met once in fiscal year 2003. The Compensation Committee: (1) reviews and makes recommendations to the Board of Directors on employment policies, forms and levels of compensation, including specifically, the company's incentive compensation plan and the performance and level of compensation of the officers and top management personnel of the company; and (2) reviews and makes recommendations to the Board on the operation, performance and administration of the company's other employee benefit plans, including the company's 401(k) profit sharing plan.

The Compensation Committee also serves as the Executive Long Term Stock Investment Committee. For further information concerning the operation of the Executive Long Term Stock Investment Plan during fiscal 2003, see page 32 of the Proxy Statement.

During fiscal year 2003, the Compensation Committee was composed of three directors, namely Jerold L. Zimmerman, Seldon T. James, Jr., and Robert Oppenheimer. As an officer of the company, Mr. Oppenheimer was not an "independent" director as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards. He served under an exception to the Rule which permitted the Board to appoint up to one non-independent director to the Committee due to Mr. Oppenheimer's legal and financial experience as well as his knowledge and understanding of the company and its operations.

Sarbanes-Oxley Compliance

The Sarbanes-Oxley Act of 2002 was enacted on July 30, 2002. The statute addresses, among other issues, corporate governance, auditing and accounting, executive compensation and enhanced and timely disclosure of corporate information. On October 9, 2002 and on March 17, 2003, the National Association of Securities Dealers, Inc. submitted the Proposed Rules to the Securities and Exchange Commission for review and approval. These Proposed Rules specifically address corporate codes of conduct, director independence and corporate accountability.

At meetings held on February 10, 2003 and April 16, 2003, the Board of Directors approved a series of actions to strengthen and improve its already strong corporate governance practices, including its decision to amend our bylaws subject to shareholder ratification, to require that there be at least three standing committees of the Board - the Audit, the Compensation and a Nominating and Governance Committee, each to be composed of independent directors. Following is a summary of other changes the Board adopted to comply with Sarbanes-Oxley, the Proposed Rules and to enhance shareholder confidence in the company. More information on our corporation governance is available on our website at: www.cpac.com.

a.) Code of Business Conduct and Ethics

The Board clarified and restated its Code of Business Conduct and Ethics which applies to all members of the Board, all senior executive and financial officers, and all employees of the company, its divisions and its subsidiaries. The Code mandates that all company personnel observe the highest standards of business and personal conduct in the performance of their duties and responsibilities, especially in dealing with other company personnel, our shareholders, the general public, the business community, customers, suppliers, and governmental authorities. It addresses conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of corporate assets, compliance with laws, rules and regulations and requires the reporting of any illegal or unethical behavior.

We require our employees, our officers and directors to talk to supervisors, managers or other appropriate personnel to report and discuss any known or suspected unethical, illegal or criminal activity involving the company and/or its employees. We have established a compliance network which allows employees, officers and directors to anonymously report any known or suspected violation of laws, rules, regulations or the Code of Business Conduct and Ethics.

Waivers of the Code's provisions are generally not permitted, may be granted only by the Board of Directors, and if granted, will be disclosed to the company's shareholders.

b.) Financial Integrity and Compliance Program

The Board reaffirmed, in writing, its longstanding policy that the company's results of operations and financial position must be recorded in accordance with the requirements of law and generally accepted accounting principles and that all books, records and accounts must be maintained in reasonable detail so that they accurately and fairly reflect the business transactions and disposition of assets of the company. The written policy requires all personnel responsible for the preparation of financial information to ensure that the company's financial policies and internal control procedures are followed and holds each employee involved in creating, processing and recording financial information accountable for the integrity of the financial reporting process. The program establishes a network for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and provides for the submission (including the confidential anonymous submission) by company employees of concerns they may have regarding questionable accounting or auditing matters.

c.) Revised Audit Committee Charter

The Audit Committee Charter, which addresses issues such as the independence of Committee members, Committee organization, member qualifications and Committee powers, duties and responsibilities, was amended to set forth the Committee's direct oversight role regarding the company's registered public accounting firm, including the pre-approval of all auditing and legally permissible non-auditing services to be performed by such firm.

The Charter was also amended to clarify that the Audit Committee shall determine and have authority to cause the company to pay compensation to the registered public accounting firm employed by the company for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services, and shall determine and have authority to cause the company to pay compensation to any advisors employed directly by the Audit Committee. A copy of the revised Audit Committee Charter is attached as Appendix A to this Proxy Statement.

Controls and Procedures

Within 90 days prior to the date the Company's Annual Report on Form 10-K was filed with the Securities and Exchange Commission, an evaluation was performed under the supervision and with the participation of the Company's management, including the chief executive officer and chief financial officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures. Based upon that evaluation, the Company's management, including its chief executive officer and chief financial officer, concluded that the Company's disclosure controls and procedures are effective as of June 20, 2003. There have been no significant changes in the Company's internal controls or other factors that could significantly affect internal controls subsequent to June 20, 2003.

Director Compensation

Directors of the company who are not officers of the company may be compensated solely for attendance at meetings and for services rendered in their capacities as members of the Board and/or committees of the Board. In the fiscal year ended March 31, 2003, Mr. James, Jr. was paid $29,000. In addition, the company maintains a corporate office in New York City which is made available to Mr. James, Jr. when he wishes to use it. Payments in the amount of $30,000 will be made to Mr. James, Jr. each year for the remainder of his life. Dr. Zimmerman was paid $24,000.

Directors who are officers receive no additional compensation for serving on the Board of Directors.

As part of their compensation for service on the Board and its committees, all non-employee directors participate in the Non-Employee Directors Stock Option Plan. The Non-Employee Directors Stock Option Plan was approved by the shareholders on August 7, 1996. The plan calls for the automatic grant of an option for 3,000 shares to each non-employee director elected at the annual meeting of shareholders. The automatic grant is made on the first Friday immediately after the annual meeting. These options are for a ten-year period and become available for purchase in installments of 33 1/3% of the total number of shares granted on each anniversary of the grant. The exercise price of the options must be at least 100% of the fair market value of the common stock on the NASDAQ National Market on the date the option was granted. The options contain the usual antidilution provisions so that the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The options remain in effect even if the person to whom they were granted is no longer a director of the company. The options are nontransferable .

During fiscal year 2003, Seldon T. James, Jr., Robert Oppenheimer and Jerold L. Zimmerman received options for 3,000 shares at an exercise price of $6.16 per share. If elected by the shareholders, Mr. Oppenheimer and Dr. Zimmerman, as well as Mr. Carl, will receive an automatic grant of 3,000 shares on the first Friday immediately after the annual meeting, all in accordance with the terms of the plan. Mr. James, Jr. is not standing for re-election to the Board for personal reasons.

Relationships; Agreements

There are no family relationships among any of the directors of executive officers in the company. There are no outside agreements or arrangements for the nomination or the appointment of any persons to the Board of Directors.

Vote Required

Each nominee must be elected by the affirmative vote of a plurality of the shares of common stock of the company present in person or by proxy and entitled to vote at the annual meeting

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ended March 31, 2003.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Audit Fees

The aggregate amount the company was billed for professional services rendered by PricewaterhouseCoopers, LLP for the audit of the company's annual financial statements, for the review of the company's financial statements included in the company's quarterly reports filed with the Securities and Exchange Commission, and for services normally provided in connection with statutory and regulatory filings or engagements for each of the immediately preceding two fiscal years were:

Fiscal 2002	Fiscal 2003
$176,600	$184,605

Audit-Related Fees

The aggregate amount the company was billed for professional services rendered by PricewaterhouseCoopers, LLP for audit related services for each of the immediately preceding two fiscal years were:

Fiscal 2002	Fiscal 2003
$31,400	$34,318

Such audit-related services specifically included due diligence related to mergers and acquisitions, accounting consultations, internal control reviews, attest services and consultation concerning financial accounting and reporting standards.

Tax Fees

The aggregate amount the company was billed for professional services rendered by PricewaterhouseCoopers, LLP for tax compliance, tax planning and tax advice for each of the immediately preceding two fiscal years were:

Fiscal 2002	Fiscal 2003
$79,775	$95,135

These services specifically included:

-	tax return complaince for federal and state income/franchise tax purposes; and

-

advice and/or opinions on tax planning and tax reporting matters, including research, discussions, preparation of memorandums and attendance at meetings, as mutually determined to be necessary, including but not limited to the following areas - international taxes, mergers, acquisitions and divestitures, employee compensation, benefits and related reporting requirements, accounting methods, response to inquiries and notices regarding federal and state taxes.

All Other Fees

The aggregate amount the company was billed for professional services rendered by PricewaterhouseCoopers, LLP for all legally permissible non-audit services, other than audit-related services and tax services, for each of the immediately preceding two fiscal years were:

Fiscal 2002	Fiscal 2003
none	none

These services specifically included assisting the Audit Committee in fulfilling its responsibilities in connection with the financial reporting process and services rendered in connection with the requirement that PricewaterhouseCoopers, LLP timely report to the Audit Committee regarding critical accounting policies and practices, regarding alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management and regarding any other material, written information provided by PricewaterhouseCoopers, LLP to the Audit Committee in order to facilitate auditor and management oversight by the Audit Committee.

Pre-Approval Policies and Procedures

Article II of our Audit Committee charter, as amended, specifically provides that the Audit Committee must pre-approve all auditing and legally permissible non-auditing services to be performed by the company's registered public accounting firm. In accordance with such mandate, at a meeting held on January 31, 2003, the Audit Committee established a set of procedures governing the pre-approval process. Under the procedure, for each fiscal year, the Committee first shall determine the general nature and scope of the audit, audit-related, tax and other legally permissible non-audit services to be performed by the company's registered accounting firm. Prior to the performance of any services, the Committee shall require such firm to submit to the Committee one or more engagement letter(s) delineating specific audit, audit-related, tax and other legally permissible non-audit services to be rendered (together with a schedule of fees with respect to each of such services). Upon receipt of such engagement letter(s), the Committee shall review and approve such engagement letter(s) in advance of the performance of any such services, including the specific advance approval of fees in connection with each of such services. Upon approval and execution of each of such engagement letter(s) by the Committee, the registered public accounting firm shall perform such pre-approved services in accordance with the terms and conditions of each engagement letter and shall not engage in any other services unless each of said services, if any, shall have been specifically approved

(including the specific approval of all fees associated therewith) by the Audit Committee in advance of the rendering any such service.

With respect to tax services specifically, the Audit Committee has adopted the following procedure. It first authorizes management to engage the company's registered public accounting firm up to a specified, overall dollar cap for routine tax services, such as the preparation of tax returns, tax planning and advice related to mergers and acquisitions, employee benefits and other tax planning services. If any such pre-approved tax services would involve, as an integrated project, services for which the estimated fee will exceed $10,000, the project may be undertaken only if specifically pre-approved by the Chairman of the Audit Committee.

Vote Required

This proposal requires the affirmative vote of a majority of the shares of common stock of the company present in person or by proxy and entitled to vote at the annual meeting.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 3

RATIFICATION OF BYLAW AMENDMENT

At its meeting held on April 16, 2003, the Board of Directors voted to amend the company's bylaws, subject to shareholder ratification, in order to specifically require that there be at least three standing committees of the Board, namely, an Audit, a Compensation, and a Nominating and Governance Committee and to set forth the duties of each committee.

Description of Amendment

Prior to the amendment, Article III, Section 12 of our bylaws authorized, but did not require, the Board to designate from among its members an executive and such other committees as it deemed desirable, with each committee so created to be composed of at least three members. In addition, the Board by resolution, could set forth the duties of any committee if created.

The amendment would repeal Article III, Section 12 in its entirety and replace it with the following:

"Section 12. Committees

-

The Board of Directors shall have a Nominating and Governance Committee, an Audit Committee, a Compensation Committee, and such other permanent or ad hoc committees as may be established by resolution of the Board. Each committee shall have at least three members. The members of the Audit, Compensation, and Governance Committees shall all be Independent directors. The Independence of any member shall be determined by the Board of Directors in accordance with any law, rule, or regulation which may apply.

-

The Nominating and Governance Committee shall recommend to the full Board the slate of director nominees to be proposed by the Board to the shareholders for election, and shall propose the individuals who shall serve on or act as chairman of each of the Board committees. The Committee shall ensure that the Board has adopted appropriate corporate governance principles to accomplish its objectives and fulfill its obligations.

-

The Audit Committee shall assist the Board of Directors in its oversight of management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. The duties and responsibilities of the Audit Committee shall be enumerated in a Charter to be approved by the full Board.

-	The Compensation Committee, which shall serve as the Incentive Stock Option Committee, shall consider and recommend to the full Board compensation policies and compensation of senior management."

Reasons for the Amendment

Acting under the authority of Article III, Section 12 prior to its amendment, the Board has created an Audit Committee and a Compensation Committee, each composed of three directors, each of whom are "independent" as defined in Rule 4200 (a)(14) of the National Association of Securities Dealers, Inc. listing standards or were qualified to serve under such standards under a limited exception to the Rule. The duties of the Audit Committee are set forth in the Revised Audit Committee Charter and the duties of the Compensation Committee were set forth in the Board resolution creating the committee.

In amending Article III, Section 12, the Board has sought to reflect the best practices of corporate governance. The Board believes that a standing Nominating and Governance Committee composed of independent directors will enhance shareholder confidence in the selection of well-qualified director nominees and ensure our shareholders that our company has adopted and has implemented all appropriate corporate governance structures and procedures.

The Board also believes that our bylaws should make clear that the Audit, the Compensation, and the Nominating and Governance Committees are permanent committees of the Board with specified duties as set forth in the bylaws.

Effective Date

The bylaw amendment shall become effective immediately upon its ratification by the shareholders.

Vote Required

This proposal requires the affirmative vote of a majority of the shares of common stock of the company present in person or by proxy and entitled to vote at the annual meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3

PROPOSAL 4

APPROVAL OF OPTION GRANT TO STEPHEN J. CARL

Subject to the approval of the shareholders, the Board of Directors of the company granted to the company's new director, Stephen J. Carl, an option to purchase up to 15,000 shares of the company's $.01 par value common stock at an exercise price of $5.30 per share constituting the fair market value of the company's stock the date of grant, April 16, 2003. The option is exercisable in full commencing one year from the date of grant (April 16, 2004) until the close of business on April 15, 2013.

Mr. Carl's professional background and his position as a new director of the Company is set forth on page 9 of this Proxy Statement.

Vote Required

This proposal requires the affirmative vote of a majority of the shares of the common stock of the Company present in person or by proxy and entitled to vote at the annual meeting.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of June 20, 2003 by:

-	each person who is known by us to beneficially own more than 5% of our common stock;

-	each of our directors;

-	each of our named executive officers during fiscal 2003; and

-	all of our directors and executive officers during fiscal 2003 as a group.

The number and percentage of shares beneficially owned are based on 4,945,212 shares of common stock outstanding as of June 20, 2003. Beneficial ownership is determined under rules promulgated by the Securities and Exchange Commission. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of June 20, 2003 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of calculating the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of calculating the percentage ownership of any other person. Except as indicated in the footnotes to this table, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Adage Capital Partners 200 Clarendon Street, 52nd Floor, Boston, MA 02210	693,300 shares outright ownership	14.02%

FMR Corporation 82 Devonshire Street, Boston, MA 02109	577,200 shares outright ownership	11.67%

Berno, Gambal & Barbee, Inc. 1100 North Glebe Road, Arlington, VA 22201	362,998 shares outright ownership	7.34%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	344,508 shares outright ownership	6.97%

Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Thomas N. Hendrickson,	610,202 shares (1)	11.58%
President, Chief Executive
Officer and Director

Thomas J. Weldgen	74,832 shares (2)	1.49%
Vice President, Finance,
Chief Financial Officer
and Director

Robert Oppenheimer	93,825 shares (3)	1.89%
Secretary and Director

Seldon T. James, Jr.*	92,936 shares (4)	1.87%
Director

Jerold L. Zimmerman	27,000 shares (5)	.54%
Director

Stephen J. Carl	none	0%
Director

Wendy F. Clay,	36,175 shares (6)	.73%
Vice President,
Administration

James W. Pembroke	36,546 shares (7)	.73%
Chief Accounting Officer

All executive officers	971,516 shares (9)	18.84%
and directors
(eight persons)

* Mr. James, Jr., for personal reasons, is not standing for re-election as a director.

(1)

Includes 51,089 shares owned by Mr. Hendrickson's spouse. Includes 23,437 and 46,875 options granted on December 8, 1993 and February 9,1994, respectively, pursuant to the company's 1991 Employees' Incentive Stock Option Plan. Includes 137,500 options granted on February 8,1996, 34,500 options granted on August 6, 1997, 30,000 options granted on June 26, 1998, 25,000 options granted on April 6, 1999 and 25,000 shares granted August 8, 2001, all pursuant to the company's Executive Long Term Stock Investment Plan.

22

(2)

Includes 3,437 options granted on December 8, 1993 pursuant to the company's 1991 Employees' Incentive Stock Option Plan, 4,375 options granted October 20, 1995, 3,000 options granted June 5, 1996, 8,000 options granted June 24, 1997, 10,000 options granted April 15, 1998, 7,000 options granted June 26, 1998, 8,000 options granted August 10, 1999, 7,500 options granted June 7, 2000 and 12,500 options granted on June 6, 2001, all pursuant to the company's Executive Long Term Stock Investment Plan.

(3)

Includes 10,000 options granted on August 7, 1996, 3,000 options granted on August 9, 1996, 3,000 options granted on August 8, 1997, 3,000 options granted on August 7, 1998, 3,000 options granted on August 13, 1999, 3,000 options granted on August 11, 2000, 3,000 options granted on August 10, 2001, and 2,000 options granted on August 9, 2002 all pursuant to the company's NonEmployee Directors Stock Option Plan.

(4)

Includes 17,250 shares owned by Mrs. Seldon T. James, Jr. Includes 10,000 options granted on August 7, 1996, 3,000 options granted on August 9, 1996, 3,000 options granted on August 8, 1997, 3,000 options granted on August 7, 1998, 3,000 options granted on August 13, 1999, 3,000 options granted on August 11, 2000, 3,000 options granted August 10, 2001, and 2,000 options granted on August 9, 2002, all pursuant to the company's NonEmployee Directors Stock Option Plan.

(5)

Includes 4,000 shares owned by Mrs. Jerold L. Zimmerman. Includes 15,000 options granted on April 4, 2000, 3,000 options granted on August 11, 2000, 3,000 options granted August 10, 2001, and 2,000 options granted on August 9, 2002, pursuant to the company's NonEmployee Directors Stock Option Plan.

(6)

Includes 4,687 options granted December 8,1993 pursuant to the company's 1991 Employees' Incentive Stock Option Plan, 3,125 options granted October 20, 1995, 2,000 options granted June 5, 1996, 3,000 options granted June 24, 1997, 5,000 options granted April 15, 1998, 5,000 options granted on August 10, 1999 and 5,000 options granted June 6, 2001, all pursuant to the company's Executive Long Term Stock Investment Plan. Ms. Clay was appointed Chief Operating Officer of the Stanley Home Products Division from January 4, 2000 until September 2001. Previously, since June 8, 1998, she served as President of the Equipment Division. She was appointed Vice President, Administration on July 1, 1992. Prior to that, Ms. Clay was Director of Corporate Communications, and earlier, Manager, Human Relations. She has been with the company since December, 1982.

(7)

Includes 7,031 options granted October 6, 1993 pursuant to the company's 1991 Employees' Incentive Stock Option Plan, 3,125 options granted October 20, 1995, 2,000 options granted June 5, 1996, 4,000 options granted June 24, 1997, 7,000 options granted June 26, 1998, 5,000 options granted on August 10, 1999, 3,000 options granted June 7, 2000 and 5,000 options granted June 6, 2001, all pursuant to the company's Executive Long Term Stock Investment Plan. James W. Pembroke was promoted to Chief Accounting Officer July 1, 1998. Previously, he was Corporate Controller since joining the company in August, 1993. Prior to joining the company, he was a senior manager with the accounting firm of Coopers and Lybrand, now

23
PricewaterhouseCoopers LLP, where he was employed for twelve years. He holds a B.S. degree in Accounting from Miami University (Ohio) and is a certified public accountant.

(8)

Includes 85,467 shares which may be purchased through exercise of options granted pursuant to the company's 1991 Employees' Incentive Stock Option Plan. Includes 364,625 shares which may be purchased through exercise of options granted pursuant to the company's Executive Long Term Stock Investment Plan. Includes 83,000 shares which may be purchased through exercise of options granted pursuant to the company's Non-Employee Directors Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, our executive officers and persons who own more than 10% of our common stock to file initial reports of ownership (Form 3) and changes in ownership of our common stock (Forms 4 and 5). These persons are required by SEC regulations to furnish us with copies of all section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from such persons that no reports were required, we believe that during our fiscal year ended March 31, 2003 all such persons complied with all applicable filing requirements.

EXECUTIVE COMPENSATION

The following table shows the compensation earned by our chief executive officer, each of the four other most highly compensated individuals who served as an executive officer for the fiscal year ended March 31, 2003 and the compensation received by each of these people for the two preceding fiscal years.

SUMMARY COMPENSATION TABLE

Annual Compensation
				(e)(2)
(a)	(b)	(c)	(d)(1)	Other Annual
Name and Principal Position	Year	Salary	Bonus	Compensation
Thomas N. Hendrickson	2003	$461,873	$ 15,188	$6,300
President and Chief	2002	$400,000	$ 7,999	$6,300
Executive Officer	2001	$408,654	$ 80,765	$6,300

Thomas J. Weldgen	2003	$177,830	$ 3,199	$5,461
Vice President, Finance	2002	$170,493	$ 1,622	$5,759
and Chief Financial Officer	2001	$157,682	$ 15,135	$5,715

Wendy F. Clay	2003	$149,588	$ 2,796	$5,100
Vice President,	2002	$158,821	$ 599	$5,618
Administration	2001	$144,931	$ 10,870	$5,100

James W. Pembroke	2003	$127,942	$ 1,897	$5,782
Chief Accounting	2002	$124,531	$ 971	$5,100
Officer	2001	$116,915	$ 9,163	$5,737

	Long Term Compensation
	Awards			Payouts

		(f)(3)	(g)(4)	(h)(5)	(i)(6)(7)(8)(9)
		Restricted
		Stock	Options	LTIP	All Other
Name and Principal Position	Year	Awards	SARs (#)	Payouts	Compensation

Thomas N. Hendrickson	2003	-	-	-	$361,320
President and Chief	2002	-	50,000	-	$ 63,045
Executive Officer	2001	-	-	-	$ 62,939

Thomas J. Weldgen	2003	-	-	-	$ 5,500
Vice President, Finance and	2002	-	25,000	-	$ 5,100
Chief Financial Officer	2001	-	7,500	-	$ 5,100

Wendy F. Clay	2003	-	-	-	$ 4,876
Vice President,	2002	-	8,000	-	$ 4,656
Administration	2001	-	-	-	$ 5,100

James W. Pembroke	2003	-	-	-	$ 4,018
Chief Accounting	2002	-	8,000	-	$ 3,807
Officer	2001	-	3,000	-	$ 4,622

Notes:
(1)	See additional information on the company's Incentive Compensation Plan on Page 28 of the Proxy Statement.

(2)	Amounts represent auto expense allowances.

(3)	These options were awarded under the company's Executive Long Term Stock Investment Plan. See Page 32 of this Proxy Statement.

(5)	There are no long term incentive payouts.

(6)	Amounts include matching contributions made by the company to the company's 401(k) retirement plan: Mr. Hendrickson - $6,000; Mr. Weldgen - $5,500; Ms. Clay - $4,876; and Mr. Pembroke - $4,018.

(7)

The company is assignee of a $50,000 life insurance policy on the life of Mr. Hendrickson. The company has entered into a split dollar agreement with Mrs. Thomas N. Hendrickson. In the event of Mr. Hendrickson's death, the cash value of the policy determined according to the agreement is payable to the company and the balance is payable to Mrs. Hendrickson. The company is the owner of the policy and pays all premiums. For the fiscal year ended March 31, 2003, the amount includible

26
by Mr. Hendrickson in income was $1,118.

(8)

On January 10, 1980, the Company established the terms of a salary continuation agreement for Mr. Hendrickson, funded in part by key man life insurance owned by and payable to the company. The Company has purchased a $310,000 ordinary life insurance policy on the life of Mr. Hendrickson. For the fiscal year March 31, 2003, the premium for such policy was $6,100. Pursuant to the salary continuation agreement, in the event of Mr. Hendrickson's death while in the employ of the Company, the Company will pay to his designated beneficiary the sum of $40,000 per year for ten years. In the event that Mr. Hendrickson retires after attaining age 60, he or his designated beneficiary will receive an amount equal to two times the cash value of his key man policy as of the date of retirement (without regard to any policy loans), payable over ten years. At March 31, 2003, the cash value of this policy was approximately $270,000. The Company has recorded the present value of the liability, and during fiscal 2003, adjusted the liability to reflect the increased benefit as a result of Mr. Hendrickson reaching age 60. In addition, the discount rate was lowered to 6.5% to reflect current investment conditions. The result was the accrual of $329,202 in the fiscal year ended March 31, 2003. It is anticipated that the cash value of the life insurance policy will be utilized to partially pay the benefits when due.

(9)

On October 13, 1992, the company entered into a deferred compensation arrangement with Mr. Hendrickson and contributed $250,000 to a trust in order to provide itself with a source of funds to meet its obligations thereunder. The company deferred $25,000 of Mr. Hendrickson's compensation for the 2003 fiscal year. This amount was contributed to the trust and part of this contribution was used to continue funding a $325,000 variable, universal life insurance policy on the life of Mr. Hendrickson with the trust as the beneficiary thereof. The arrangement calls for the payment of the principal amount contributed to the trust, plus earnings thereon, in ten annual payments of principal and earnings, to Mr. Hendrickson and/or his beneficiaries in the event his service with the company is terminated by it prior to age 55; upon his actual retirement after attainment of age 55; or upon his actual retirement or separation from service due to total disability or his death. The arrangement was modified by the Board in June, 1998 to provide that all payments should be completed within five years in the event of a change in control of the company. Under the arrangement, the principal of the trust, as well as all earnings, are subject to the claims of the company's general creditors in the event of the company's insolvency or bankruptcy and Mr. Hendrickson and/or his beneficiaries are unsecured creditors of the company. Mr. Oppenheimer and Mr. James, Jr. are the trustees of the trust created under the arrangement. They receive no compensation in such capacity. The company pays all expenses associated with the administration and investment of the trust. The trust's assets, except for the insurance policy, are invested with an independent investment firm. The amount contributed for the deferred compensation arrangement for the fiscal year ended March 31, 2003, was $25,000.

Employment Agreement

Effective September 20, 1995, the company and Mr. Hendrickson entered into an employment agreement which, as a result of several extensions approved by the Board of Directors, expires on September 20, 2007. Under the agreement, subject to the control of the Board of Directors, Mr.

Hendrickson's duties shall be those of Chief Executive Officer of CPAC, Inc. The agreement sets forth a basic salary at an initial annual rate of $350,000 subject to increases in such base pay equal to the percent of increase given to other senior officers of the company, or such other greater percent as determined by the Board of Directors.

In addition, to his base pay, Mr. Hendrickson is automatically a participant in the company's Incentive Compensation Plan, as described below. Mr. Hendrickson is also entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which the company may provide for him or for its employees generally. In the event of his disability, his base salary shall be continued for the remainder of the contract term in effect at the time of his disability, but he will not be entitled to bonus for the period after his disability other than a bonus payable at the end of the fiscal year in which he becomes disabled, prorated on the basis of the number of days in which he was employed.

If Mr. Hendrickson is terminated by the company other than for cause, he is entitled to receive his base salary for the duration of the agreement, without further extension, with annual increments equal to the percent increase given to other senior officers of the company; receive annually during such term a bonus equal to the highest annual bonus received in the three fiscal years of the company immediately preceding his termination and be granted non-qualified stock options at the price and for the term of the incentive options which he holds at the date of termination, which options shall be granted upon the first date when he can no longer exercise his incentive stock options.

Incentive Compensation Plan

On June 4, 1986, the Compensation Committee recommended, and the Board of Directors approved, the establishment of an Incentive Compensation Plan for certain personnel who do not receive hourly compensation, commission payments, or other forms of incentive compensation.

After objectives and standards have been established or an employee, and the employee is included in the Incentive Compensation Plan, the maximum incentive bonus payable shall be dependent upon the employee's position within the company and shall be the following percentage of base pay:

Category	Percent

Chief Executive Officer	90%
Senior Operating and Staff Executives	50%-75%
Key Management	30%-45%
Other Managers and Supervisors	20%-25%

The Board adopted a policy for the Chief Executive Officer and certain selected corporate executives pursuant to which the entitlement to, and the amount of the total bonus paid, would be dependent upon the company's success in attaining budgeted profits and sales growth. Under this policy, exceptional performance as measured by and reflected in specified increases in earnings and sales growth could result in such employee earning the percentage of that employee's base pay as indicated in the table above.

Management shall determine the category of each employee, but personnel shall not be granted a bonus as a Senior Operating or Staff Executive without approval of the Board of Directors.

Before including an individual in the plan, or establishing that percentage of compensation which the employee should receive as incentive, management will review the incremental benefit to the company which results from the employee attaining the objectives established. On an annual basis, management will submit a review of the plan to the Board of Directors, showing the amount committed to the Incentive Compensation Plan for each category of employee and, for each level of employee, the estimated incremental benefit to the company.

Each employee included in the Incentive Compensation Plan shall receive the incentive compensation payment quarterly in a check separate from his/her regular pay, which check shall be accompanied at least twice annually by a written report reviewing the employee's progress in meeting established objectives, and explaining the basis on which his/her bonus was determined. A copy of such written report is filed with the Compensation Committee.

In order to reinforce the objectives and to provide greater motivation, incentive compensation will be paid to participants in the plan on a quarterly basis. Payments during the first three quarters will be equal to 50% of the amount which management believes the employee would be entitled to as a bonus, based upon the compensation paid to the employee through the end of the quarter, and considering his/her performance through that date, and the likelihood the employee will attain established objectives by the end of the fiscal year.

The final payment of the bonus will be made as soon as practical following completion of the independent audit for the fiscal year, and will include that portion of the bonus withheld during the first three quarters and all of the bonus for the fourth quarter to which the employee is determined to be entitled. No employee will be asked to refund any bonus which has been previously paid. No employee shall be entitled to a bonus unless employed by the company at the time of distribution. Participation in the Incentive Compensation Plan shall not be deemed to constitute a contract of employment, guaranteeing to an employee employment for any period of time.

The Board established that management should develop objectives and standards for the two categories labeled Key Management and Other Managers and Supervisors.

401(k) Profit Sharing Plan

On April 17, 1986, the Board of Directors adopted a profit sharing plan for the benefit of all domestic employees of the company and its subsidiaries who have attained the age of twenty-one and who have one year of service. The effective date of the plan was May 1, 1986. The plan was amended during 2002 to allow employees over age 21 and with one month of service to become participants.

The plan constitutes a qualified retirement plan under sections 401(a) and (k) of the Internal Revenue Code and contributions made by the company to the plan are deductible for federal income taxes.

Under the plan, the company may make contributions to the plan on behalf of plan participants in such amounts as the Board of Directors may determine, subject to Internal Revenue Code limitations and restrictions on and the deductibility of contributions to a qualified profit sharing plan. Subject to similar restrictions on the amount of contributions to the section 401(k) component of the plan, the company will match each contribution made by a plan participant, pursuant to a salary reduction agreement in effect for each plan year in an amount equal to $.50 for each $1.00 of participant contribution. The company's contribution will not exceed up to a maximum of 3% of participant compensation. A participant may contribute up to 15% of his compensation under the salary reduction agreement to the plan each year. If, in any plan year, contributions are made to the plan which result in any "excess contributions" because they exceed the amount permitted to be contributed to the plan under the Internal Revenue Code, adjustments will be made to reduce the amount of that plan year's contributions so as to comply with such restrictions.

Events that permit distribution under the plan are generally termination of service at normal retirement age (age 65), disability or death. A participant is 100% vested in all his contribution accounts upon termination of employment due to normal retirement, death or disability. In the event of termination of employment for any other reason, a participant is 100% vested in any contributions he has made to the plan and 100% vested in amounts contributed to the plan in the discretion of the company's Board of Directors. With respect to matching contributions, the vesting schedule set forth below applies:

Completed Years of Service	Vested Percentage

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%

In 2000, the plan was amended to allow the employee a choice of nine different investment options for his account balances under the plan.

Under the plan, a participant that meets " financial hardship " requirements may borrow the lesser of 50% of his vested account balance or $50,000. The minimum loan allowable is $1,000. Only one loan can be outstanding at any time; the repayment period can vary from 1 to 5 years unless the loan is used to purchase a primary residence, in which case the repayment period can be up to 10 years.

A participant may borrow the lesser of 50% of his account balance up to $10,000 without proving financial hardship. The minimum loan allowable is $1,000 and the repayment period can vary from 1 to a maximum of 3 years.

A participant who has not attained age 59-1/2 and is not totally and permanently disabled may withdraw amounts he has contributed pursuant to his salary reduction agreement as well as the vested amount of the employer matching contribution made to the plan upon a showing of financial hardship.

The normal form of benefit under the plan is a lump sum distribution or, if the participant elects, a distribution in periodic payments of substantially equal amounts for a selected number of years not to exceed five.

For the plan year ended March 31, 2003, the company and its subsidiaries made no discretionary contribution to the plan. The amount of matching contributions made under the plan for such year was $6,000 in the case of Mr. Hendrickson, $5,500 in the case of Mr. Weldgen, $4,876 in the case of Ms. Clay, $4,018 and in the case of Mr. Pembroke. The total for all executive officers as a group was $20,394.

Non Qualified Deferred Compensation Plan

Effective January 1, 2000, the Board of Directors adopted a non-qualified deferred compensation plan for certain key executives of the company. Contributions to the plan consist of "excess" 401(k) deferrals and selected percentages of salaries and bonuses with a maximum individual deferral of $50,000 per year. During this year, this limit was increased to $100,000. Compensation deferred by participants will be invested by the company in various investment grade "pooled accounts" on behalf of the participants. No matching contribution by the company is required. The company may make discretionary contributions. There were no discretionary contributions made by the company in fiscal 2003.

Stock Purchase Program

In June, 1995, the Board of Directors approved a stock purchase program whereby employees can contribute up to 10% of their total income (to a maximum of $5,000 per annum), through payroll deductions, to purchase the company's $.0l par value common stock in open market transactions.

On a quarterly basis, the amount collected through payroll deductions is used to purchase company stock. The company pays the broker's commission for the purchase - if the stock is subsequently sold, the employee pays the broker's commission.

For the fiscal year ended March 31, 2003, an average of 14 employees per quarter purchased 2,268 shares of CPAC, Inc. common stock. The total cost to the company was $141. No executive officers participated in the program.

Executive Long Term Stock Investment Plan

On June 8, 1994, the Board of Directors adopted the Executive Long Term Stock Investment Plan and reserved in the aggregate 350,000 shares of the company's $.01 par value common stock for issuance thereunder. The Stock Investment Plan was approved by the company's shareholders at the annual meeting of shareholders held on August 10, 1994. On August 7, 1996, the shareholders approved a 600,000 share increase and on August 11, 1999, approved a 250,000 share increase in the number of shares reserved under the Stock Investment Plan.

The salient features of the Stock Investment Plan are as follows:

a)	Purposes

The purposes of the Stock Investment Plan are to: (1) closely associate the interests of the management of the company and its subsidiaries with the company's shareholders by reinforcing the relationship between participant rewards and shareholder gains; (2) provide management with an equity ownership in the company commensurate with company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the company.

b)	Administration

The Stock Investment Plan is administered by the Compensation Committee ( the "Committee"). Members of the Committee serve one-year terms, renewable automatically, unless terminated at the discretion of the Board of Directors. During fiscal 2003, the Committee was composed of three directors, the majority of whom are "independent" as independence is defined in Rule 4200(a)(15) promulgated by the National Association of Securities Dealers, Inc.

The Committee is responsible for the overall administration, governance, management and interpretation of the Stock Investment Plan, having the authority, in its sole discretion and from time to time, to: (1) grant options/or stock awards in such form and number as it may determine; (2) impose such limitations, restrictions and conditions upon any such option and/or stock award as the Committee deems appropriate, consistent with the purposes of the Stock Investment Plan; and (3) interpret the Stock Investment Plan, adopt, amend and rescind rules and regulations relating to the Stock Investment Plan, and make all other determinations and take all other actions as are necessary and/or advisable for the implementation and administration of the Stock Investment Plan.

c)	Eligibility for Participation

Participants in the Stock Investment Plan will be selected by the Committee from the executive officers and other key employees of the company and its subsidiaries who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the company. Under the terms of the

32

Stock Investment Plan, in selecting a participant and in determining the form and number of equity awards, the Committee has and will continue to consider factors it deems relevant, including the person's functions, responsibilities, value of services to the company and/or its subsidiaries, as well as the individual's past and potential contributions to the company's profitability and sound growth.

d)	Types of Awards

Awards under the Stock Investment Plan may be in the form of any one or more of the following: (1) Nonqualified Stock Options; (2) Incentive Stock Options; (3) Reload Options; or (4) Restricted Performance Shares.

	1.	Nonqualified Stock Options

The Committee may from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee one or more Nonqualified Stock Options to purchase for cash or shares the number of shares allotted by the Committee.

		a.	Terms and Conditions

Nonqualified Stock Options are subject to the following terms and conditions:

(i)

Price: The exercise price, as determined by the Committee, generally will not be less than the fair market value of the shares with respect to which an option is granted at the time of the granting of the option. The Committee, however, is explicitly authorized to grant Nonqualified Stock Options, the exercise price of which is less than the fair market value of the shares at the time of the grant of the option. Fair market value is the mean between the high and low bid prices for the company's stock as quoted on the NASDAQ National Market System;

(ii)

Term of Options: The term of each option is to be decided by the Committee and is not subject to any specified (e.g., five or ten) number of years. Such term may be modified, or the Nonqualified Stock Option terminated, at any time by mutual agreement between the Committee and the employee;

(iii)

Payment Upon Exercise: An employee granted a Nonqualified Stock Option under the Stock Investment Plan may pay for the company's stock upon exercise either with cash or with company stock already owned by him, valued at the fair market value of the stock on the date of exercise. Fair market value is the mean between the high and the low bid prices for the company's stock as quoted on the NASDAQ National Market System.

33

		b.	Certain Material Restrictions

Nonqualified Stock Options are subject to the following material restrictions:

(i) Nonqualified Stock Options are exercisable only while the optionee is an employee of the company or within a three month period immediately following the employee's termination of employment;

(ii) Nonqualified Stock Options are exercisable only by the optionee and are not assignable, transferable or subject to any other party acquiring rights therein;

(iii)

Upon the death of the optionee prior to his complete exercise of a Nonqualified Stock Option, the remaining portion of the option may be exercised only by his estate or on behalf of any person(s) to whom his rights pass under his Will or by operation of law;

(iv)

An optionee has no rights as a shareholder with respect to the shares subject to a Nonqualified Stock Option, including voting rights or dividend rights, until the company has received full payment therefor, and has issued a stock certificate to him representing the shares purchased upon exercise;

(v)

Shares of common stock issued upon the exercise of a Nonqualified Stock Option may not be sold, transferred, pledged or otherwise disposed of by the optionee for a period of six months from the date of grant of the option.

	2.	Incentive Stock Options

The Committee may, from time to time, and subject to the provisions of the Stock Investment Plan and such other terms and conditions as it may prescribe, grant to any eligible employee, one or more Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986 to purchase for cash or shares the number of shares allotted by the Committee.

		a.	Terms and Conditions

Incentive Stock Options are subject to the following terms and conditions:

(i)

Price: The exercise price, as determined by the Committee, may not be less than the fair market value of the shares with respect to which an Incentive Stock Option is granted at the time of the granting of the Incentive Stock Option. In the case of an employee owning more than 10% of the company's common

34
stock, the exercise price may not be less than 110% of the fair market value of such stock at the time of grant. See the discussion above for the definition of fair market value.

(ii)

Term of Options: While the term of each Incentive Option is to be decided by the Committee, no Incentive Option will be granted with a term of greater than ten years ( five years in the case of a greater than 10% shareholder) from the date it was granted, and such term may be modified or the Incentive Stock Option terminated at any time by mutual agreement between the Committee and the employee;

(iii)

Payment Upon Exercise: An employee granted an Incentive Stock Option may pay for the company's stock either with cash or with company's stock already owned by him, valued at the fair market value of the stock on the date of exercise. Fair market value is calculated in the same manner as in the case of Nonqualified Stock Options discussed above.

		b.	Certain Material Restrictions

Incentive Stock Options are subject to the same material restrictions as govern Nonqualified Stock Options. In addition, Incentive Stock Options are subject to a rule under Section 422 of the Internal Revenue Code that the aggregate fair market value of stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year by any optionee cannot exceed $100,000, such value being determined on the date of the grant of the option.

	3.	Reload Options

Concurrently with the award of a Nonqualified Stock Option and/or Incentive Stock Option, the Committee may grant a Reload Option to enable the employee to purchase a number of shares for either cash or shares. The Reload Option becomes effective only if the employee uses common stock of the company owned by him for at least twelve months to purchase the shares issuable to him upon his exercise of either the underlying Nonqualified or Incentive Stock Option. The Reload Option is designed to replace those shares used as the purchase price, and the number of Reload Options will equal the number of shares of the company's common stock used by the employee to exercise the underlying option.

The Reload Option price generally will be the fair market value of a share of the company's common stock on the date the Reload Option becomes effective, that is, the date on which the underlying option shall have been exercised. Notwithstanding this general rule, where the exercise price of the underlying option was less than the fair market value of the company's common stock on the date of the underlying stock option's grant, the Reload Option price may, at

35

the Committee's discretion, reflect the same percentage discount from the fair market value of the company's stock on the date of the Reload Option's effectiveness. Fair market value shall be the mean between the high and the low prices for the company's common stock as quoted on the NASDAQ National Market System.

	4.	Restricted Performance Shares

Concurrently with or subsequent to the grant of any Nonqualified Stock Option, incentive Stock Option or Reload Option, the Committee may, subject to the provisions of the Stock Investment Plan and such other terms, conditions and restrictions as the Committee may prescribe, award to an eligible employee one share of common stock for each aggregate four options granted under the Nonqualified Stock Option, Incentive Stock Option or Reload Option, as the case may be. Such shares shall constitute Restricted Performance Shares and are awarded in consideration of the future performance of substantial services to and/or on behalf of the company and/or its subsidiaries by such employee.

Upon issuance of the Restricted Performance Shares, the employee has all of the rights of a shareholder of the company with respect to such Restricted Performance Shares, including the right to vote and receive all dividends as well as all other distributions paid or made with respect thereto.

Restricted Performance Shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated while they are subject to forfeiture. Restricted Performance Shares are subject to forfeiture in the event the employee terminates his service with the company prior to the date immediately following the last day of the option period with respect to which the shares were awarded, unless the termination is due to the employee's death, his permanent and total disability, or a change in control of the company. In the event the employee exercises the option with respect to which the Restricted Performance Shares were awarded, any Restricted Performance Shares issued in connection with such option are automatically forfeited to the extent of the option's exercise on a proportionate basis.

Upon the expiration of the forfeiture provisions, the Restricted Performance Shares vest and at that time may be sold, transferred, assigned, pledged, encumbered or otherwise alienated, subject to any and all applicable federal and state securities law restrictions.

e)	Federal Tax Consequences

	1.	Nonqualified Stock Options

Under current provisions of federal tax law, for regular as well as for purposes of the federal alternative minimum income tax, the grant of a Nonqualified Stock Option is not a taxable event for the employee. In addition, upon the grant of such an option, the company will receive no business expense deduction.

36

Upon the exercise of a Nonqualified Stock Option, the difference between the exercise price and the fair market value of the option shares on the date of exercise constitutes ordinary, compensation income to the optionee and is taxed to him at normal, ordinary tax rates, except to the extent the shares are not transferable and subject to a substantial risk of forfeiture. To the extent such difference is required to be included as compensation income by the employee, the company is entitled to a business expense deduction. Upon the later sale of the optioned stock, long or short-term capital gain or loss will be recognized by the employee depending upon the holding period and the extent to which the selling price exceeds or is less than the employee's basis in the stock. The short-term rate is the same rate that is applied to a taxpayer's ordinary income. The maximum long-term rate of 15% is generally applicable to assets held for at least 12 months.

	2.	Incentive Stock Options

The general rule is that no income, gain or loss is recognized for regular income tax purposes by an optionee upon either the grant or the exercise of an Incentive Stock Option. Upon the later sale of the shares acquired pursuant to such an option, long, mid-term or short capital gain or loss (at the rates described above) will be recognized by the employee to the extent the selling price exceeds or is less than the employee's basis in the stock.

This tax treatment is available provided the shares acquired by exercise of the Incentive Stock Option are held by the optionee for a period of two (2) years from the date of the grant of the option and at least one (1) year from the date of the option's exercise.

As a general rule, the company will not be entitled to an income tax deduction with respect to either the grant or the exercise of an Incentive Stock Option.

If either of the one year, two year holding periods just described are not met, the difference between the fair market value of the shares and the exercise price on the date of the option's exercise constitutes ordinary, compensation income to the optionee in the optionee's taxable year in which the disqualifying disposition occurs. The balance of the amount realized in such year constitutes capital gain, taxable at the short-term or long-term rates described above. The company is allowed a corresponding deduction for the amount the optionee is required to include as ordinary, compensation income in the year of the disqualifying disposition.

For purposes of the alternative minimum income tax calculation, an Incentive Stock Option is treated as if it were a Nonqualified Stock Option. Consequently, upon the exercise of the Incentive Stock Option, the difference between the exercise price and the fair market value of the shares on the date of exercise is includible as alternative minimum gross income, and made subject to special alternative minimum income tax rates.

37

	3.	Reload Options

A reload option is granted in either the form of a Nonqualified Stock Option, or an Incentive Stock Option. For federal tax consequences, see e.) 1 and e.) 2 above.

	4.	Restricted Performance Shares

If property is transferred to a person in connection with the performance of services, the fair market value of the property received in excess of the amount paid for the property constitutes ordinary, compensation income in the taxable year of receipt, unless the property is not transferable and is subject to a substantial risk of forfeiture. The fair market value of the property is includible as ordinary income when either of these restrictions lapse. The company is not allowed an income tax deduction until the recipient is required to include this value of the property in income. Upon a later sale of the property by the recipient, gain or loss is recognized and the gain, if any, is taxed at normal, ordinary tax rates, with a maximum rate of 15% if the property is held for more than twelve months.

Under the Stock Investment Plan, when they are awarded by the Committee, Restricted Performance Shares are not transferable and are subject to a substantial risk of forfeiture. Consequently, until such restrictions lapse, the fair market value of such shares generally is not includible in the recipient's income nor may the company claim an income tax deduction for the value of the shares awarded. Upon the lapse of such restrictions, the fair market value of the shares at the time the restrictions lapse is includible as ordinary, compensation income to the recipient and the company is entitled to an income tax deduction at that time equal to the amount includible in the recipient's gross income. Upon the subsequent sale of the shares by the recipient, gain or loss will be recognized, either long term or short term capital gain equal to the difference between the selling price and the taxpayer's basis, depending upon the holding period of such shares (which includes the period during which the restrictions apply).

f)	Registration of Shares

The company registered the 350,000 shares of its $.01 par value common stock it reserved for issuance upon the exercise of options or the award of shares under the Stock Investment Plan with the Securities and Exchange Commission under the Securities Act of 1933. Such registration became effective on October 29, 1994 and remains in effect. The company registered an additional 600,000 shares with the Securities and Exchange Commission. Such registration became effective on October 3, 1996, and remains in effect. The company registered an additional 250,000 shares with the Securities and Exchange Commission. Such registration became effective on September 24, 1999 and remains in effect. It is anticipated that as a result of such registrations, nonaffiliates of the company may resell such registered shares acquired by them under the Stock Investment Plan without federal securities laws restrictions.

38

g)	Options and Awards

The following information concerning the Stock Investment Plan is provided as of the date of this Proxy Statement, namely, June 20, 2003:

Options for 896,761 shares are outstanding, of which 557,761 are currently exercisable and 60,000 were granted during the fiscal year ended March 31, 2003.

Options for 588,592 shares are outstanding for all executive officers as a group, of which 364,625 are currently exercisable and none were granted during the fiscal year ended March 31, 2003.

The market value of the securities underlying all options was $ , based on the closing market price $____ per share on June 20, 2003.

No Restricted Performance Shares are currently outstanding.

Prior Incentive Stock Option Plans

The Board of Directors established and the shareholders at the annual meeting in August, 1991 approved, the 1991 Employees' Incentive Stock Option Plan.

On June 8, 1994, the Board terminated the 1991 Plan as to the grant of additional options thereunder and adopted the Stock Investment Plan. The termination of the 1991 Plan did not terminate, accelerate or otherwise affect unexercised options outstanding thereunder.

The following information is provided as of the date of this Proxy Statement, namely, June 20, 2003:

Options for 97,402 shares are outstanding under the 1991 Plan, all of which are currently exercisable. Options for 85,467 shares are outstanding under the 1991 Plan for all executive officers as a group, all of which are currently exercisable.

The market value of the securities underlying all options under the 1991 Plan was $ , based on the closing market price $____ per share on June 20, 2003.

Options The following table sets forth the details of options granted to the individuals listed in the Summary Compensation Table during fiscal year 2003.

OPTION/SAR GRANTS TABLE

Option/SAR Grants in Last Fiscal Year
	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (2)

Name and Principal Position	Number of Securities Underlying Options/SARs Granted (1)	% of total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	(3) 5%-($)	(4) 10%-($)

Thomas N. Hendrickson	none
President & Chief
Executive Officer

Thomas J. Weldgen	none
Vice President, Finance
and Chief Financial
Officer

Wendy F. Clay	none
Vice President
Administration

James W. Pembroke	none
Chief Accounting
Officer

Options were granted under the "Executive Long Term Stock Investment Plan" described above and may be exercised at any time for a period of ten years from date of grants.

Notes to Option/SAR Grants Table
(1)	Options become exercisable in cumulative annual increments of the greater of 25% or 2,500 shares beginning one year from the date of grant.

(2)

The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the company's stock price. No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

(3)	Represents the potential appreciation of the options, determined by assuming an annual
40
compounding rate of appreciation of 5% per year over the remaining term of the grants from March 31, 2003.

(4)	Represents the potential appreciation of the options, determined by assuming an annual compounding rate of appreciation of 10% per year over the remaining term of the grants from March 31, 2003.

Options The following table shows information for the named executives concerning exercises of options and SARs during fiscal 2003 and the number and value of unexercised options and SARs held at March 31, 2003:

OPTIONS/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value
			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		In-The-Money Options/SARs at Fiscal Year-End($)

Name	Shares Acquired on Exercise	$ Value Realized	Exercisable	Unexercisable	(1) Exercisable	Unexercisable

Thomas N. Hendrickson	-	-	303,562	43,750	-	-
Thomas J. Weldgen	-	-	54,562	21,750	-	-
Wendy F. Clay	-	-	25,312	5,500	-	-
James W. Pembroke	-	-	33,656	5,500	-	-

Notes to Option/SAR Exercises and Year-End Value Table
(1)	Represents the difference between the option exercise price and the closing market price for the company's stock at March 31, 2003, which was $5.08.

COMMITTEE REPORTS

Compensation Committee Report

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to our executive officers during the fiscal year that ended March 31, 2003. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans as well as the specific compensation levels for executive officers. Executive officers have not participated in deliberations or decisions involving their own compensation. The members of the Compensation Committee for the 2003 fiscal year were Seldon T. James, Jr., Robert Oppenheimer and Jerold L. Zimmerman.

Compensation Philosophy

The philosophy for compensating executives of the company is to provide a reasonable mix of cash and equity with a significant portion of total compensation at risk, depending upon performance of the executive and the company. In this way, executives are encouraged and rewarded for thinking and acting like owners, rather than employees. An Incentive Compensation Plan was established in 1986 and approved by the Board of Directors. This plan has been designed to focus the best efforts of executives on the achievement of financial growth objectives, intended to benefit both the company and its shareholders. Recognizing that it is always in the best interest of the shareholders to attract, retain and motivate exceptional executive talent, the company's components of executive compensation provide meaningful upside incentives for superior performance and results, while clearly linking the executives' interests to those of the shareholders.

Base Salary. When the Incentive Compensation Plan was established, the base salary policy was targeted at approximately 80% of the highest base salary paid to executives in commensurate positions within similar organizations and industries in the area. To establish these initial ranges, an overall review was carried out by a nationally recognized executive compensation consulting firm, based on national surveys of executive compensation for other companies within an appropriate range of sales. Such salary information is subject to periodic update by the Compensation Committee.

Annual Incentive Compensation. The incentive component of the Incentive Compensation Plan consists of a feature whereby executives may be rewarded for achieving or exceeding specific financial and growth target objectives, which link directly with the current and long term growth strategy of the company, and ultimately lead to increased shareholder value. At the beginning of each fiscal year, objectives are established at the corporate, subsidiary, and individual executive levels by the Compensation Committee. Annual cash incentive compensation targets are fixed to allow executives to earn total cash compensation (consisting of base salary plus annual incentive compensation payments) for successful achievement of outstanding results. In 1994, a new study of executive salaries and overall compensation was completed for the Compensation Committee by a national consulting firm. The compensation consultants recommended to the Compensation Committee that the cash incentive plan be modified in order to provide management with greater incentive to strive for exceptional results. The company modified the plan beginning with the April 1, 1994 fiscal year and the plan, as modified, continues in existence currently. The modifications make it possible for the executive group to earn a larger bonus, but only if earnings and sales have increased significantly.

Long Term Non-Cash Incentives. Long term, non-cash incentive awards are discussed below in the Executive Long Term Stock Investment Committee report.

Compensation Practice

The Compensation Committee meeting in executive session, determines the compensation of the Chief Executive Officer and the Company's other executive officers. The Compensation Committee believes that the compensation and benefits packages afforded to the company's executive officers are commensurate with competitive practices for similar positions held by employees of companies of similar size. With total compensation significantly weighted towards rewards for sustained profitable long term growth, the Committee believes the company's compensation program is effective for providing continued incentive to pursue its aggressive long term growth strategies.

Mr. Hendrickson's 2003 Cash Compensation

Mr. Hendrickson founded the company in 1969 and has been Chief Executive Officer and President since that time. Mr. Hendrickson was awarded a portion of incentive compensation as shown in the Summary Compensation Table above, under the caption "Bonus", for his performance during the first half of fiscal 2003. Mr. Hendrickson was entitled to a maximum bonus when net income, before payment of any incentive compensation, exceeded $6,100,000.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of section 162(m) of the Internal Revenue Code which disallows the deduction by any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year paid to the chief executive officer and the four other most highly compensated executive officers respectively unless such compensation meets the requirements for the "performance based" exception to the rule. As the cash compensation paid by the company to each of its executive officers is expected to be below $1,000,000 and the committee believes that options granted under the Executive Long Term Stock Investment Plan to such officers will meet the requirements for qualifying as performance based, the committee believes that section 162(m) will not affect the tax deductions available to the company with respect to the compensation of its executive officers.

The Compensation Committee believes the compensation strategy that is now in place will provide the necessary incentives to retain and motivate the company's executives for the achievement of short and long term goals which will significantly benefit shareholders in the future.

Long Term Stock Incentive Compensation Philosophy

To help insure that executives are continually focused on the longer term goals of the company, equity awards are made to key executives in accordance with the terms, conditions and restrictions of the Executive Long Term Stock Investment Plan which has been approved by the shareholders. See Page 32 of the Proxy Statement for a narrative description of the plan.

It is believed that a principal factor influencing market price of the company's stock is the company's performance as reflected in its sales, earnings, cash flows, and other results. By granting stock awards to company executives, such individuals are encouraged to focus their efforts on achieving improvements in the company's performance.

Mr. Hendrickson's 2003 Long Term Stock Incentive Compensation

Mr. Hendrickson received no Long Term Stock Incentive Compensation for the year ended March 31, 2003.

Seldon T. James, Jr., Chairman
Robert Oppenheimer
Jerold L. Zimmerman

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors on June 1, 2000. The Charter was revised on February 10, 2003 and the revised Charter is attached as Appendix A to this Proxy Statement. The members of the Audit Committee for the 2003 fiscal year were Jerold L. Zimmerman, Seldon T. James, Jr. and Robert Oppenheimer.

The Audit Committee appoints, subject to shareholder ratification, the engagement of an accounting firm to be the company's independent auditors. The independent auditors are responsible for performing an independent audit of the company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is directly responsible for monitoring and overseeing these processes.

The Audit Committee met four times during the 2003 fiscal year. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee met, reviewed and discussed the audited financial statements of the company for its fiscal year ended March 31, 2003 with management and the independent auditors.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," relating to the conduct of the audit.

The Audit Committee has received the written disclosures and accompanying letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," disclosing to the Audit Committee all relationships between the accountants and the company that may reasonably bear on independence and confirming the accountants' independence. The Audit Committee has discussed the issue of independence with the company's independent accountants.

Based upon its review of the audited financial statements and the discussions referred to in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements of the company for its fiscal year ended March 31, 2003 be included in the company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the Securities and Exchange Commission.

Jerold L. Zimmerman, Chairman
Seldon T. James, Jr.
Robert Oppenheimer

COMMON STOCK PERFORMANCE

As part of the executive compensation presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the company with stock performance of appropriate similar companies. The company's common stock is traded on the National Association of Securities Dealers' National Market System (NASDAQ/NMS) and one appropriate comparison is with the NASDAQ U.S. Composite Index performance. Because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance, the second index which the company believes most closely approximated its performance is the NASDAQ Non-Financial Index.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
CPAC, Inc.

$300
$200
$100
$0
03/31/1998
03/31/1999
03/31/2000
03/30/2001
03/28/2002
03/28/2003
74.4
70.9
54.9

Legend

Symbol	CRSP Total Returns Index for:	03/1998	03/1999	03/2000	03/2001	03/2002	03/2003
——— ■	CPAC, Inc.	100.0	67.3	70.6	60.9	63.9	54.9
— — — ★	Nasdaq Stock Market (US Companies)	100.0	135.1	251.0	100.6	101.3	74.4
- - - - ▲	Nasdaq Non-Financial Stocks SIC 0100-5999, 7000-9999 US & Foreign	100.0	139.7	273.3	102.2	100.3	70.9

Notes:

A- Assumes $100 investment on April 1, 1998 in CPAC, Inc. Common Stock, and an identical amount in both the NASDAQ U.S. and NASDAQ Non-Financial Indices. The lines represent monthly index levels derived from compounded daily returns that included all dividends. The indexes are weighted daily, using the market capitalization on the previous trading day.

B- Total Return assumes the reinvestment of all dividends. On November 3, 1998 the Board of Directors announced the reinstatement of a regular quarterly cash dividend of $.065 per share. On June 7, 2000 the regular quarterly cash dividend was increased to $.07 per share. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

By Order of the Board of Directors

______________________________
Robert Oppenheimer, Secretary

Appendix A

CPAC, INC.

AUDIT COMMITTEE CHARTER

Effective June 1, 2000

As Amended February 10, 2003

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to

(1)	monitoring the quality, reliability and integrity of the Company's external financial reporting process;

(2)	the adequacy of the Company's internal controls particularly with respect to the Company's compliance with legal and regulatory requirements and corporate policy; and

(3)	the independence and performance of the Company's registered public accounting firm, who shall be ultimately accountable and report directly to the Audit Committee.

II. RESPONSIBILITIES

The Audit Committee shall be directly responsible for:

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the appointment, compensation, retention and oversight of the work of the registered public accounting firm engaged (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services;

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the pre-approval of all auditing and non-auditing services to be performed by the Company's registered public accounting firm provided that no approval shall be given for the performance of non- audit services enumerated in section 201(a)(1)-(9) of the Sarbanes-Oxley Act of 2002. For this purpose, pre-approval shall be deemed to have been given to any audit service included within the scope of the engagement of the registered public accounting firm with the Company;

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-	the disclosure by the Company of all pre-approved non-audit services in periodic reports filed by the Company with the Securities and Exchange Commission;

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the disclosure by the Company of the number and name(s) of each Audit Committee member who is an "audit committee financial expert" as defined herein in periodic reports filed by the Company with the Securities and Exchange Commission.

The Audit Committee shall establish procedures for

-	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

-	the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee's further responsibilities shall include:

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requiring that the Company's registered public accounting firm submit at least annually to the Audit Committee, a formal, written statement delineating all relationships between the registered public accounting firm and the Company. The Audit Committee shall be responsible for actively engaging in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm. As appropriate, the Audit Committee shall take appropriate action in response to the registered public accounting firm report to satisfy itself of such firm's independence;

-	requiring the registered public accounting firm to timely report to the Audit Committee:

	-	all critical accounting policies and practices to be used in preparing the Company's financial statements;

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all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative treatments and treatment preferred by the registered public accounting firm; and

	-	other material written communications between the registered public accounting firm and management such as any management letter or schedule of unadjusted differences;

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Reviewing with management and the registered public accounting firm the audited financial statements to be included in the Company's Annual Report on Form 10-K and recommending to the Board of Directors the inclusion of the Company's audited financial statements in such Form 10-K. Such review shall include discussing with the registered public accounting firm those matters required to be discussed under generally accepted auditing standards;

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Reviewing with management and the registered public accounting firm the Company's financial information to be included in its quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission. Such review shall include discussing with the registered public accounting firm those matters required to be discussed under generally accepted auditing standards. The Chair of the Audit Committee, or the Chair's designee, may represent it for the purposes of the review with management and the registered public accounting firm;

-	Meeting with management periodically to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

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Providing an open avenue of communication among and individually with the registered public accounting firm, financial and senior management, and the Board of Directors, and taking appropriate actions resulting from this interaction;

-	Reviewing and assessing the adequacy of this Charter on an annual basis and recommending changes, if any, to the Board of Directors.

III. COMPOSITION

The Audit Committee shall be composed of at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. One member of the Committee need not qualify as independent if and to the extent permitted by the rules promulgated for National Market System companies by the National Association of Securities Dealers, Inc.

At least one member of the Audit Committee shall be an "audit committee financial expert" as defined in section 407 of the Sarbanes-Oxley Act, in that he or she has (through education and experience as a public accountant or auditor or as a principal financial officer, controller or principal accounting officer of a company that, at the time the person held such position, was required to file reports with the Securities and Exchange Commission, or through experience in one or more positions that involve the performance of similar functions or that result in the judgment of the Board of Directors in such person having similar expertise and experience) the following attributes:

-	an understanding of generally accepted accounting principles and financial statements;

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experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the company's financial statements;

-	experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the company's financial statements;

-	experience with internal accounting controls and procedures for financial reporting;

-	an understanding of audit committee functions.

For purposes of Audit Committee composition, the term "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

-	a director who, other than in his capacity as a director and member of the Audit Committee or any other Board committee, is an "affiliate" of the Company and/or of its divisions and/or subsidiaries;

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a director who, other than in his capacity as a director and member of the Audit Committee or any other Board committee, accepts any consulting, advisory, or other compensatory fee from the Company and/or its divisions and/or subsidiaries;

-	a director who is employed by the Company or any of its affiliates for the current fiscal year or for any of the past three fiscal years of the Company;

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a director who is a member of the immediate family of an individual who is, or has been in any of the past three fiscal years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law and anyone who resides in such person's home;

-	a director who is a partner in, or a controlling shareholder, or an executive
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officer of any for-profit business organization to which the Company made or from which the Company received payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or such business organization's consolidated gross revenue or $200,000, whichever is more, in any of the past three fiscal years;

-	a director who is employed as an executive of any other entity where any of the Company's executives serve on that entity's Compensation Committee.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Audit Committee shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Audit Committee shall have the authority to engage independent counsel and/or advisors as it determines necessary to carry out its duties.

The Audit Committee shall determine and have authority to cause the Company to pay compensation

-	to the registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services;

-	to any advisors employed by the Audit Committee.

IV. MEETINGS

The Committee shall meet at least four times annually. As part of its job to foster open communication, the Committee shall meet at least annually with management and the registered public accounting firm in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

V. LIMITATION OF DUTIES

While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's registered public accounting firm. It is not the duty of the Audit Committee to assure compliance with laws, regulations and the Company's Employee Practices Handbook.